LITHIA MOTORS, INC. (“THE COMPANY”) DODD-FRANK COMPENSATION RECOUPMENT POLICY Adopted July 27, 2023 Purpose Lithia Motors, Inc. (the “Company”) has determined that it is in its best interest to adopt this compensation recoupment policy (this “Policy) to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”), as codified by Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”), and Section 303A.14 of the New York Stock Exchange Listed Company Manual. Application This Policy provides for the Company’s recoupment of certain incentive compensation paid to individuals who are, or were at any time, during the Covered Period (as defined below), executive officers as defined in Rule 10D-1(d) of the Exchange Act (each, a “Covered Executive”) in the case of certain restatements of the Company’s financial statements filed with the Securities and Exchange Commission (“SEC”) to the extent permitted by applicable law. For the avoidance of doubt, a Covered Executive may include a former executive officer that left the Company, retired, or transitioned to an employee role (including after serving as an executive officer in an interim capacity) during a Covered Period. This Policy will be binding and enforceable against all Covered Executives and their beneficiaries, heirs, executors, administrators or other legal representatives. Administration This Policy will be administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”). Any determinations made by the Committee will be final and binding on all affected individuals. Interpretation The Committee is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy. It is intended that this Policy be interpreted in a manner that is consistent with the requirements of Section 10D of the Exchange Act and any applicable rules or standards adopted by the SEC and the New York Stock Exchange. Recoupment In the event the Company is required to prepare an accounting restatement of any of its financial statements filed with SEC under the Exchange Act, or the Securities Act of 1933 due to the Company’s material noncompliance with any financial reporting requirement under the U.S. federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error correction was recognized in the current period or left uncorrected in the current period (in each case, a “Recoupment Event”), the Committee will review all Incentive Compensation that was received by the Covered Executives in the three fiscal years immediately preceding the earlier of: (i) the date the Board, the Committee, or the officer(s) authorized to take such action if Board or Committee action is not required, concludes, or reasonably should have concluded, that the Recoupment Event has occurred or (ii) the date a court, regulator, or other legally authorized body directs the Company to prepare an accounting restatement (the “Covered Period”). The Covered Period shall also include any transition period (that results from a change in the Company’s fiscal year) within or immediately following the three completed fiscal years identified in the preceding sentence. For the avoidance of doubt, an out of period adjustment correcting immaterial errors in a prior period that is also not material to the current period is not a Recoupment Event. In connection with such review, the Committee will require that the Covered Employee promptly repay or forfeit to the Company the full amount of the excess of (1) any Incentive Compensation received, paid to, granted to, or earned or vested by the Covered Employee that was calculated based on the financial statements that were subsequently restated over (2) the amount of such Incentive Compensation to which the Covered Employee would have been entitled based on the restated financial statements. For Incentive Compensation based on (or derived from) stock price or total shareholder return where the amount of recoverable Incentive Compensation is not subject to mathematical recalculation directly from the information in the applicable restatement, the amount will be determined by the Committee based on a reasonable estimate of the effect of the restatement on the stock price or total shareholder return upon which the Incentive Compensation was received (in which case, the Company will maintain documentation of such determination of that reasonable estimate and provide such documentation to the New York Stock Exchange). For purposes of this Policy, the term “Incentive Compensation” means any compensation that is received, granted, earned, or vested (i) by an individual while they are a Covered Executive, and (ii) based wholly or in part upon the attainment of a financial reporting measure. “Financial reporting measures” are measures that are determined and presented in accordance with the accounting principles used in preparing the Company's financial statements, and any measures that are derived wholly or in part from such measures, including stock price and total shareholder return. For the avoidance of doubt, Incentive Compensation does not include annual salary (except with respect to any salary increases earned wholly or in part based on the attainment of a financial reporting measure), bonuses paid solely at the discretion of the Committee or Board that are not paid from a “bonus pool” that is determined by satisfying a financial reporting measure performance goal; bonuses paid solely upon satisfying one or more subjective standards and/or completion of a specified employment period; non-equity incentive plan awards earned solely upon satisfying one or more strategic measures or operational measures; and equity awards that vest solely based on the passage of time and/or attaining one or more non-financial reporting measure.

For purposes of this Policy, Incentive Compensation will be deemed to have been received during the fiscal period during which the financial reporting measure specified in the compensation award is attained, even if the payment or grant of such Incentive Compensation occurs after the end of such fiscal period. Impracticable The Committee will recover any excess Incentive Compensation received reasonably promptly and in accordance with this Policy unless such recovery would be impracticable, as determined by the Committee or, in the absence of such a Committee, a majority of independent directors on the Board, in accordance with Rule 10D-1 of the Exchange Act and applicable securities exchange rules, and either (i) pursuing such recovery would violate home country law of the jurisdiction of incorporation of the Company where that law was adopted prior to November 28, 2022 and the Company provides an acceptable opinion of counsel to the New York Stock Exchange to that effect; (ii) the direct expense paid to a third party to assist in enforcing this Policy would exceed the recoverable Incentive Compensation and the Company has (A) made a reasonable attempt to recover such amounts and (B) provided documentation of such attempts to recover to the New York Stock Exchange; or (iii) recovery would likely cause an otherwise tax- qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of the Internal Revenue Code of 1986, as amended. The Committee will determine, in its sole discretion, the method for recouping Incentive Compensation pursuant to this Policy. Other Recoupment Rights Any rights or remedies under this Policy are in addition to, and not in lieu of, any other rights or remedies that the Company may have pursuant to the terms of any similar policy in any employment agreement, equity award agreement, or similar agreement, and any other legal rights and remedies available to the Company, or any actions that may be imposed by law enforcement agencies, regulators, administrative bodies or other authorities. This Policy shall apply and control to the extent inconsistent with the Company’s Compensation Recoupment policy adopted in 2022 and the recoupment provisions in the Company’s Short Term Incentive Plan and those found in the Company’s equity award agreements. Amendment The Committee may amend this Policy from time to time in its discretion, and will amend this Policy as it deems necessary to reflect the regulations adopted by the Securities and Exchange Commission under Section 10D of the Exchange Act and to comply with any rules or standards adopted by a national securities exchange on which the Company’s securities are then listed. Indemnification or Reimbursement

The Company will not indemnify or reimburse any Covered Executives against the loss of any incorrectly awarded Incentive Compensation. Effective Date This Policy will be effective as of October 2, 2023 and will apply to Incentive Compensation for which the financial reporting measure is attained after that date.